EWBC Earnings Results Second Quarter 2019 July 18, 2019

Forward-Looking Statements Forward-Looking Statements Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to our current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” “assumes,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs, and the negative thereof. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, the changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing trade dispute between the U.S. and the People’s Republic of China; our ability to compete effectively against other financial institutions in our banking markets; success and timing of our business strategies; our ability to retain key officers and employees; impact on our funding costs, net interest income and net interest margin due to changes in key variable market interest rates, competition, regulatory requirements and our product mix; changes in our costs of operation, compliance and expansion; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; impact of adverse changes to our credit ratings from major credit rating agencies; impact of adverse judgments or settlements in litigation; changes in the commercial and consumer real estate markets; changes in consumer spending and savings habits; changes in the United States (“U.S.”) economy, including inflation, deflation, employment levels, rate of growth and general business conditions; government intervention in the financial system, including changes in government interest rate policies; impact of benchmark interest rate reform in the U.S. that resulted in the Secured Overnight Financing Rate selected as the preferred alternative reference rate to the London Interbank Offered Rate; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and the California Department of Business Oversight — Division of Financial Institutions; impact of the Dodd-Frank Act on our business, business practices, cost of operations and executive compensation; heightened regulatory and governmental oversight and scrutiny of our business practices, including dealings with consumers; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions and from our interactions with business partners, counterparties, service providers and other third parties; impact of regulatory enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in income tax laws and regulations and the impact of the Tax Cuts and Jobs Act of 2017; impact of other potential federal tax changes and spending cuts; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; changes in our ability to receive dividends from our subsidiaries; any future strategic acquisitions or divestitures; continuing consolidation in the financial services industry; changes in the equity and debt securities markets; fluctuations in our stock price; fluctuations in foreign currency exchange rates; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increases in funding costs, a reduction in investor demand for mortgage loans and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; impact of natural or man-made disasters or calamities or conflicts or other events that may directly or indirectly result in a negative impact on our financial performance; and other factors set forth in our public reports including its Annual Report on Form 10-K for the year ended December 31, 2018, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, our results could differ materially from those expressed in, implied or projected by such forward-looking statements. We assume no obligation to update or revise such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. 2

Highlights of Second Quarter 2019 Results $ in millions, except per share data Current Quarter Q-o-Q Change Y-o-Y Change 2Q19 2Q19 1 Earnings Net Adj. Net income income Net income $ 150.4 (8)% (13)% $150 million $180 million Adj.1 net income $ 180.5 7% 5% EPS $ 1.03 (8)% (13)% 2Q19 2Q19 1 Adj.1 EPS $ 1.24 7% 5% Diluted Adj. EPS Diluted EPS NII $ 367.3 1% 8% $1.03 $1.24 NIM 3.73% (6) bps (10) bps Balance Sheet Record operating2 revenue Loans $ 33,734 3% 12% $420 million Deposits $ 36,478 0.6% 11% Record loans TBVPS1 $ 29.20 3% 17% $33.7 billion Credit Quality NCO ratio 0.09% (9) bps (5) bps Record deposits $36.5 billion NPAs to total assets 0.28% (5) bps 1 bps 1 See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s 2Q19 Earnings Press Release. 2Q19 adjusted for the reversal of certain previously claimed tax credits related to DC Solar. 2 Operating revenue consists of net interest income before provision for credit losses and noninterest income, excluding non-operating items. 3

2Q19 Record Loans of $33.7 billion 2Q19 EOP Loan Mix: $33.7 billion . EOP loan growth of 3% Q-o-Q (+11% LQA). ($ in billions) . Avg. loan growth of 2% Q-o-Q (+7% LQA). . Avg. growth in CRE: $227mm (+7% LQA). . Avg. growth in Consumer: $182mm (+9% LQA). $8.4 $12.4 25% 37% . Avg. growth in C&I: $157mm (+5% LQA). . 2Q19 avg. loan yield of 5.28% contracted by 2 bps Q-o-Q. $12.9 . Ex. ASC 310-30 discount accretion income, 2Q19 adj. 38% avg. loan yield of 5.26% contracted by 1 bp Q-o-Q. . Reflects an unchanged fed funds rate and the decline C&I CRE Consumer in Libor rates. Average Loans Average Loan Yield 37% $33.0 5.28% $32.4 5.22% 5.30% $31.5 $30.5 4.95% 5.02% $29.6 +7% +11% +13% +11% $ in billions 20 0 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 Average loans LQA average loan growth Loan portfolio composition: CRE = CRE, MFR, construction and land. Consumer = SFR, HELOC, and other consumer. 4

2Q19 Record Deposits of $36.5 billion 2Q19 EOP Deposit Mix: $36.5 billion . EOP deposit growth of 2% LQA. ($ in billions) . Loan to deposit ratio: 92.5%, vs. 90.6% as of 03.31.19. . Avg. deposits growth of 5% LQA. . Growth primarily in time and noninterest-bearing $10.6 $10.6 29% 29% demand deposits, partially offset by a decline in MMDA. . 2Q19 cost of deposits of 1.11% increased by 4 bps Q-o-Q. Cost of IB deposits of 1.57% increased by 7 bps Q-o-Q. $7.3 $8.0 . 2Q19: Notable deceleration from recent trends. 20% 22% . For preceding 4 quarters, the linked quarter cost of deposits increase ranged from 12 bps to 17 bps. DDA MMDA IB Checking & Savings Time Average Deposits Cost of Deposits 1.11% $35.0 $34.9 $35.3 1.07% $33.2 0.90% $32.4 -1% +5% +21% 0.78% +11% 0.64% $ in billions 22 0 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 Average deposits LQA average deposit growth 5

2Q19 Earnings Growth and Profitability Net Income and Diluted EPS Adjusted* Net Income and Diluted EPS $200 $200 $180 $172 $171 $173 $164 $172 $171 $173 $169 $150 $1.18 $1.24 $1.17 $1.18 $1.18 $1.17 $1.18 $1.16 $1.12 +7% $1.03 -1% +1% -2% $ $ millions in $100 $100 $ $ millions in $ in millions,except per share data $ in millions,except per share data $— $— 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19* 2Q19* Net income Diluted EPS Adj.* net income Adj.* diluted EPS Adj.* net income growth Profitability Ratios (Adj.* in 1Q19 & 2Q19) 2Q19 reported ROA: 1.45% 1.84% 35% . 5-quarter reported ROA range: 1.45% to 1.84%. 1.76% 1.69% 1.68% 1.74% 30% . 5-quarter adjusted ROA range: 1.68% to 1.84%. 25% 2Q19 reported ROE: 12.9% 19.5% 18.5% 18.0% 17.0% 17.4% 20% . 5-quarter reported ROE range: 12.9% to 17.0%. 15% . 5-quarter adjusted ROE range: 15.1% to 17.0%. 17.0% 16.2% 15.8% 15.1% 15.5% 10% 2Q19 reported tangible ROE: 14.5%. 0.00% 5% . 5-quarter reported tangible ROE range: 14.5% to 19.5%. 2Q18 3Q18 4Q18 1Q19* 2Q19* Return on assets Return on equity Return on tang. eq. . 5-quarter adjusted tangible ROE range: 17.0% to 19.5%. * See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 2Q19 Earnings Press Release. 2Q19 adjusted for the reversal of certain previously claimed tax credits related to DC Solar, and 1Q19 adjusted for impairment related to tax credit investments related to DC Solar. 6

2Q19 Summary Income Statement

$ in millions, except per share data	2Q19	1Q19	$ Change	% Change
Adjusted net interest income	$ 365.6	$ 360.3	$ 5.3	1 %
ASC 310-30 discount accretion income	1.7	2.2	(0.5)	(21) %
Net interest income	367.3	362.5	4.9	1 %
Fee income & net gains on sales of loans*	48.9	39.1	9.9	25 %
Other	3.8	3.0	0.8	25 %
Total noninterest income*	52.8	42.1	10.6	25 %
Adjusted noninterest expense	159.8	160.8	(1.1)	(1) %
Amortization of tax credit and other investments, and core deposit intangibles	17.9	26.1	(8.2)	(31) %
Total noninterest expense	177.7	186.9	(9.3)	(5) %
Provision for credit losses	19.2	22.6	(3.3)	(15) %
Income tax expense	72.8	31.1	41.7	134 %
Net income	$ 150.4	$ 164.0	$ (13.6)	(8) %
Diluted EPS	$ 1.03	$ 1.12	$ (0.09)	(8) %

Notable & Tax-Related Items

- 2Q19 adj.** net income of $180.5mm and adj.** EPS of $1.24.

  2Q19 adjustment: reversal of certain previously claimed tax credits related to DC solar: $30.1mm of additional income tax expense; EPS impact of $0.21/sh.

- 2Q19 effective tax rate: 33%.

  Adjusted for the reversal of certain previously claimed tax credits related to DC solar, 2Q19 effective tax rate was 19%**.

- For the full year 2019, projecting an effective tax rate of approximately 20%, including the tax credit reversal in 2Q, or approximately 15% excluding the tax credit reversal in 2Q.

* See slide 10 for noninterest income detail by category.

** See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company's 2Q19 Earnings press release.

EASTWESTBANK

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2Q19 Net Interest Income & Net Interest Margin 2Q19 NII of $367.3mm increased 1% Q-o-Q. Net Interest Income . 2Q19 ASC 310-30 discount accretion income of $380 $369 $362 $367 $1.7mm vs. $2.2mm in 1Q19; 2 bps of impact to NIM*. $360 $342 $349 . -2% +1% 2Q19 NII growth reflects loan growth, partially offset by $340 +6% the change in NIM. $320 +2% $300 2Q19 NIM of 3.73% declined by 6 bps Q-o-Q. Impact to $ in millions in $ $280 NIM from change in yields & rates (Q-o-Q): $260 . -1 bps from lower loan yields, incl. fees & discounts. $240 $220 . -1 bps from lower other earning asset yields. $200 . -2 bps from change in funding costs. 2Q18 3Q18 4Q18 1Q19 2Q19 . -2 bps from funding mix shift. Net Interest Income NII growth Average Loan Yield and Cost of Deposits Net Interest Margin relative to Upper Range of Fed Funds Target Rate 6.00% 5.30% 5.28% 5.02% 5.22% 3.83% 4.95% 3.76% 3.79% 3.79% 3.73% 2.50% 2.50% 2.50% 2.00% 2.25% 0.90% 1.07% 1.11% 0.64% 0.78% 0.00% $0 0.00% 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 Average loan yield Cost of deposits Net Interest Margin Fed funds rate *See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 2Q19 Earnings Press Release. 8

Loan Portfolio: Underlying Interest Rate Detail EWBC’s Loan Portfolio Breakdown: Fixed, Hybrid, & Variable Rate Loans (as of June 30, 2019) % of % of $ in mm. total loans $ in mm. total loans . Prime: $10.5bn or 31% of EWBC’s total Fixed rate loans 3,655.1 10.8% Hybrid: no floors 285.8 0.8% loan portfolio is linked to Prime Rate. Hybrid: Interest rates above floors 5,969.0 17.7% Of which, linked to Prime 1,110 3% . Libor: $12.4bn or 37% of EWBC’s total Of which, linked to Libor 797 2% Of which, linked to 1M Libor 74 0% loans are linked to Libor, including Of which, linked to 3M Libor 59 0% Of which, linked to Other Libor 664 2% $9.0bn, or 27%, linked to 1M Libor, and Of which, linked to T-Bill or TCM 4,062 12% Hybrid: Interest rates at or below floors 123.9 0.4% $1.9bn, or 5%, linked to 3M Libor. Subtotal: Hybrid loans in fixed period 6,378.7 18.9% Variable: no floors 16,666.6 49.4% . 70% of EWBC’s loan portfolio is variable Of which, linked to Prime 5,675 17% Of which, linked to Libor 9,082 27% rate, including hybrid loans in variable Of which, linked to 1M Libor 7,021 21% Of which, linked to 3M Libor 1,407 4% period. Of which, linked to other Libor 655 2% Of which, linked to T-Bill or TCM 1,104 3% . 11% of EWBC’s loan portfolio is fixed rate Of which, linked to other indices 805 2% Variable: Interest rate above floors 6,703.3 19.9% and 19% are hybrid loans in their fixed Of which, linked to Prime 3,711 11% Of which, linked to Libor 2,554 8% rate period. Of which, linked to 1M Libor 1,871 6% Of which, linked to 3M Libor 384 1% . Year-over-year, share of fixed rate loans Of which, linked to other Libor 298 1% Of which, linked to other indices 439 1% and hybrid loans in fixed rate period is Variable: Interest rate at or below floors 270.5 0.8% Subtotal: Variable rate loans 23,640.5 70.1% increasing. Other (NPLs, premiums, discounts) 60.1 0.2% Total gross loans 33,734.3 100.0% Note: Hybrid loans shows those still in fixed rate period. Hybrid loans already subject to variable rate are shown in Variable loans. Note: Loans (HFI & HFS) net of deferred fees, premiums, or discounts, and gross of ALLL. 9

2Q19 Noninterest Income Detail

Fee Income & Net Gains on Sales of Loans *



$ in millions
$45.0
2.4
6.5
4.5
6.8
10.1
14.7
$39.9
1.1
4.0
3.5
6.1
9.8
15.4
$38.8
1.5
2.8
2.8
7.2
9.5
15.0
$39.1
0.9
4.9
3.8
5.0
9.6
14.8
$48.9
11.8
3.8
7.3
9.8
16.2
24%
8%
15%
20%
33%
2Q18
3Q18
4Q18
1Q19
2Q19
2Q19 Mix
Lending fees
Foreign exchange income
IRC revenue
Deposit account fees
Wealth management fees
Net gains on sales of loans

* Fee income excludes: mark-to-market ("MTM") related to interest rate contracts ("IRC") and other derivatives; net gains on sales of securities; gains on sale of business units, and other income.

Total noninterest income of $52.8mm in 2Q19 vs. $42.1mm in 1Q19.

- Fee income and net gains on sales of loans totaled $48.9mm in 2Q19, a 25% increase from $39.1mm in 1Q19, primarily due to strong growth in interest rate contracts (IRC) revenue.
- IRC revenue, excluding MTM adjustments, increased by $6.9 million linked quarter, reflecting strong customer demand for interest rate swaps in response to the inverted yield curve.
- Foreign exchange income increased by $2.3 million linked quarter, largely reflecting favorable revaluations of foreign currency-denominated balance sheet items.
- Lending fees increased by $1.4mm, reflecting broad-based growth in ancillary loan fees & related income, and letter of credit issuance fees, including trade finance fees and credit enhancement fees.

Interest Rate Contracts and Other Derivative Income Detail

($ in millions)	2Q18	3Q18	4Q18	1Q19	2Q19
Revenue	$ 6.5	$ 4.0	$ 2.8	$ 4.9	$ 11.8
MTM	0.1	0.6	(1.7)	(1.7)	(1.4)
Total	$ 6.6	$ 4.6	$ 1.1	$ 3.2	$ 10.4

- Revenue – interest rate contracts and other derivatives transaction fees.
- MTM – related to interest rate contracts and other derivatives.

EAST WEST BANK

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2Q19 Efficiency and PTPP Profitability Noninterest Expense & Efficiency Ratio . 2Q19 total noninterest expense: $177.7mm, down 5% $161 $160 Q-o-Q from $186.9mm, due to decrease in $158 $160 $156 $156 amortization of tax credits and other investments. . 2Q19 adj.* noninterest expense: $159.8mm, down 1% $140 55.0% Q-o-Q from $160.8mm. Largest decline in compensation and employee benefits, which are $ in millions in $ $120 generally higher in 1Q. 39.9% 39.9% 39.8% 37.9% 38.0% . 2Q19 adj.* efficiency ratio: 38.0%. Stable 5-quarter $100 35.0% adj. efficiency ratio range of 37.9% to 39.9%. 2Q18 3Q18 4Q18 1Q19 2Q19 Adj.* noninterest expense Adj.* efficiency ratio PTPP Income & PTPP Profitability Ratio . Record total operating** revenue in 2Q19. . $255 $260 2Q19 total revenue of $420.1mm, up 4% Q-o-Q. $234 $238 $244 5.00% $240 . Pre-tax, pre-provision income (PTPP) income: 2Q19 4.00% adj.* PTPP income of $260.3mm, up 7% Q-o-Q. $180 . 2Q19 adj.* PTPP ratio of 2.51% expanded by 8 bps 3.00% $ in millions in $ 2.51% $120 2.50% 2.44% 2.50% 2.43% Q-o-Q. . $60 2.00% PTPP profitability: 5-quarter adj.* PTPP profitability ratio range of 2.43% to 2.51%. $0 1.00% 2Q18 3Q18 4Q18 1Q19 2Q19 Adj.* PTPP income Adj.* PTPP profitability ratio *See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 2Q19 Earnings Press Release. ** Operating revenue consists of net interest income before provision for credit losses and noninterest income, excluding non-operating items. 11

Asset Quality Metrics Allowance for Loan Losses Provision Expense & Net Charge-off Ratio $33.7 $35 $32.4 $64.3 $29.0 1.00% $28 $25.5 2.50% $46.3 $41.8 $21 $40 $27.5 $14$ in billions 1.50% 0.50% 1.02% 0.99% 0.96% 0.98% millions in $ 0.15% 0.13% 0.14% $7 0.08% $0 0.50% $0 0.00% 12.31.16 12.31.17 12.31.18 06.30.19 2016 2017 2018 YTD 2019* Gross loans HFI* ALLL / Gross loans HFI* Provision expense NCOs / Avg. loans HFI* Nonperforming Assets* . Allowance coverage of loans HFI: 0.98% as of $130 06.30.19, compared to 0.97% as of 03.31.19 and $115 $119 1.00% as of 06.30.18. $93 . 2Q19 net charge-off ratio: 0.09% annualized, compared to 0.18% annualized in 1Q19 and 0.14% annualized in 2Q18. $ in millions in $ 0.37% . Nonperforming assets to total assets ratio: 0.28% 0.31% 0.28% as of 06.30.19, compared to 0.33% as of 03.31.19 0.23% $0 0.10% and 0.27% as of 06.30.18. 12.31.16 12.31.17 12.31.18 06.30.19 . Q-o-Q variance in nonperforming assets reflects Nonperforming assets NPAs / Total assets a decrease in nonaccrual commercial loans. * Nonperforming assets and net charge-offs exclude purchased credit impaired loans. HFI represents held-for-investment. YTD NCO ratio is annualized. 12

Strong Capital Ratios . Regulatory capital ratios increased by 23 bps to 47 bps year-to-date. . Quarterly common stock dividend of 27.5 cents/share, or annualized $1.10/share. Most recently increased in May 2019. EWBC’s Capital Position EWBC's Capital Position $29.20 0.155 13.7% 13.9% $27.15 0.135 12.2% 12.5% 12.2% 12.5% 0.115 $25.00 10.5% 10.4% 9.7% 10.0% 9.9% 0.095 8.5% 7.0% 0.075 0.055 4.0% 0.035 $15.00 0.015 Tangible equity Tangible equity to CET1 risk-based Tier 1 risk-based Total risk-based Tier 1 leverage per share tangible assets ratio capital ratio capital ratio capital ratio capital ratio Minimum Capital Ratio + Conservation Buffer EWBC 12.31.18 EWBC 06.30.19 Note: The Company’s June 30, 2019 regulatory capital ratios are preliminary. 13

Management Outlook: Full Year 2019

Earnings drivers	FY 2019 expectations compared to FY 2018 results	Outlook change from prior quarter	2019 YTD actual	FY 2018 actual
End of Period Loans	▪ Increase by approximately 10%.	Unchanged.	$33.7 billion +8% YTD annualized & +12% Y-o-Y	$32.4 billion +11% Y-o-Y
Adjusted Net Interest Income	▪ Increase at a percentage rate in the high single-digits (excl. the impact of ASC 310-30 discount accretion).	Previously: increase at a percentage rate in low double-digits.	$726 million +7% YTD annualized & +11% Y-o-Y	$1.4 billion +17% Y-o-Y
Adjusted NIM	▪ 3.60% to 3.70% (excl. the impact of ASC 310-30 discount accretion). ▪ ASC 310-30 discount accretion estimated to add 2 bps.	Previously: 3.75% to 3.80% (excl. impact of ASC 310-30 discount accretion).	3.74% (ex. accretion), +2 bps YTD 3.76% (w/ accretion), -2 bps YTD	3.72% (ex. accretion) +30 bps Y-o-Y 3.78% (w/ accretion) +30 bps Y-o-Y
Noninterest Expense	▪ Increase at a percentage rate in the mid-single-digits (excl. tax credit investment & core deposit intangible amortization).	Unchanged.	$321 million +4% YTD annualized & 5% Y-o-Y	$619 million +9% Y-o-Y
Provision for Credit Losses	▪ In the range of $80mm to $90mm.	Unchanged.	$42 million	$64 million
Tax Items	▪ Full year effective tax rate of approx. 20%, including the $30.1mm reversal of previously claimed tax credits in 2Q19, or approx. 15% ex. tax credit reversal.	Tax rate forecast excluding tax credit reversal unchanged.	Effective tax rate: 25%, including tax credit reversal, or 18% ex. tax credit reversal.	Effective tax rate: 14%
Interest Rates	▪ Two 25 basis point cuts to the fed funds rate: in July and October 2019.	Previously: no cuts to fed funds rate.	No changes to fed funds rate.	Fed funds increased +100 bps.

EAST WEST BANK

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APPENDIX

Appendix: GAAP to Non-GAAP Reconciliation EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands, except per share data) (unaudited) During the second quarter of 2019, the Company reversed $30.1 million of certain previously claimed tax credits related to the DC Solar tax credit investments (“DC Solar”). The table below shows the computation of the Company’s effective tax rate excluding the impact of the DC Solar tax credits reversal. Management believes that excluding the impact of the DC Solar tax credits reversal from the effective tax rate computation allows comparability to prior periods. Three Months Ended June 30, 2019 March 31, 2019 June 30, 2018 Income tax expense (a) $ 72,797 $ 31,067 $ 24,643 Less: Reversal of certain previously claimed tax credits related to DC Solar (b) (30,104) — — Adjusted income tax expense (c) $ 42,693 $ 31,067 $ 24,643 Income before income taxes (d) 223,177 195,091 196,992 Effective tax rate (a)/(d) 32.6% 15.9% 12.5 % Less: Reversal of certain previously claimed tax credits related to DC Solar (b)/(d) (13.5)% — % — % Adjusted effective tax rate (c)/(d) 19.1% 15.9% 12.5 % Six Months Ended June 30, 2019 June 30, 2018 Income tax expense (e) $ 103,864 $ 49,395 Less: Reversal of certain previously claimed tax credits related to DC Solar (f) (30,104) — Adjusted income tax expense (g) $ 73,760 $ 49,395 Income before income taxes (h) 418,268 408,776 Effective tax rate (e)/(h) 24.8% 12.1% Less: Reversal of certain previously claimed tax credits related to DC Solar (f)/(h) (7.2)% — % Adjusted effective tax rate (g)/(h) 17.6% 12.1% 16

Appendix: GAAP to Non-GAAP Reconciliation

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands, except per share data)
(unaudited)

During the first quarter of 2019, the Company recorded a $7.0 million pre-tax impairment charge related to DC Solar. During the second quarter of 2019, the Company reversed $30.1 million of certain previously claimed tax credits related to DC Solar. During the first quarter of 2018, the Company sold its Desert Community Bank ("DCB") branches and recognized a pre-tax gain on sale of $31.5 million. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that exclude the after-tax impact of the impairment charge related to DC Solar, the reversal of certain previously claimed tax credits related to DC Solar and the after-tax impact of the gain on the sale of the DCB branches (where applicable) provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended		
		June 30, 2019	March 31, 2019	June 30, 2018
Net income	(a)	$ 150,380	$ 164,024	$ 172,349
Add: Impairment charge related to DC Solar (1)		—	6,978	—
Tax effect of adjustment (2)		—	(2,063)	—
Add: Reversal of certain previously claimed tax credits related to DC Solar		30,104	—	—
Adjusted net income	(b)	$ 180,484	$ 168,939	$ 172,349
Diluted weighted average number of shares outstanding		146,052	145,921	146,091
Diluted EPS		$ 1.03	$ 1.12	$ 1.18
Diluted EPS impact of impairment charge related to DC Solar, net of tax		—	0.04	—
Diluted EPS impact of reversal of certain previously claimed tax credits related to DC Solar		0.21	—	—
Adjusted diluted EPS		$ 1.24	$ 1.16	$ 1.18
Average total assets	(c)	$ 41,545,441	$ 40,738,404	$ 37,568,895
Average stockholders' equity	(d)	$ 4,684,348	$ 4,537,301	$ 4,062,311
Return on average assets (3)	(a)/(c)	1.45%	1.63%	1.84%
Adjusted return on average assets (3)	(b)/(c)	1.74%	1.68%	1.84%
Return on average equity (3)	(a)/(d)	12.88%	14.66%	17.02%
Adjusted return on average equity (3)	(b)/(d)	15.45%	15.10%	17.02%

(1) Included in Amortization of tax credit and other investments.
(2) Applied statutory rate of 29.56%.
(3) Annualized.

EAST WEST BANK

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Appendix: GAAP to Non-GAAP Reconciliation (cont'd)

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue represents the aggregate of net interest income and adjusted noninterest income, where adjusted noninterest income excludes the gain on the sale of the DCB branches that were sold in the first quarter of 2018 (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended		
		June 30, 2019	March 31, 2019	June 30, 2018
Net interest income before provision for credit losses	(a)	$ 367,326	$ 362,461	$ 341,679
Total noninterest income		52,759	42,131	48,268
Total revenue	(b)	$ 420,085	$ 404,592	$ 389,947
Total noninterest expense	(c)	$ 177,663	$ 186,922	$ 177,419
Less: Amortization of tax credit and other investments		(16,739)	(24,905)	(20,481)
Amortization of core deposit intangibles		(1,152)	(1,174)	(1,373)
Adjusted noninterest expense	(d)	$ 159,772	$ 160,843	$ 155,565
Efficiency ratio	(c)/(b)	42.29 %	46.20 %	45.50 %
Adjusted efficiency ratio	(d)/(b)	38.03 %	39.75 %	39.89 %
Adjusted pre-tax, pre-provision income	(b)-(d) = (e)	$ 260,313	$ 243,749	$ 234,382
Average total assets	(f)	$ 41,545,441	$ 40,738,404	$ 37,568,895
Adjusted pre-tax, pre-provision profitability ratio [(1)]	(e)/(f)	2.51 %	2.43 %	2.50 %
Adjusted noninterest expense [(1)]/average assets	(d)/(f)	1.54 %	1.60 %	1.66 %

(1) Annualized.

EAST WEST BANK

18

Appendix: GAAP to Non-GAAP Reconciliation (cont'd)

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

Management believes that presenting the adjusted average loan yield and adjusted net interest margin that exclude the ASC 310-30 discount accretion impact provides clarity to financial statement users regarding the change in loan contractual yields and allows comparability to prior periods.

		Three Months Ended			Six Months Ended	
Yield on Average Loans		June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Interest income on loans	(a)	$ 434,450	$ 423,534	$ 365,555	$ 857,984	$ 703,459
Less: ASC 310-30 discount accretion income		(1,719)	(2,178)	(6,299)	(3,897)	(11,499)
Adjusted interest income on loans	(b)	$ 432,731	$ 421,356	$ 359,256	$ 854,087	$ 691,960
Average loans	(c)	$ 32,981,374	$ 32,414,785	$ 29,646,766	$ 32,699,644	$ 29,430,537
Add: ASC 310-30 discount		19,909	21,639	29,997	20,769	32,017
Adjusted average loans	(d)	$ 33,001,283	$ 32,436,424	$ 29,676,763	$ 32,720,413	$ 29,462,554
Average loan yield [(1)]	(a)/(c)	5.28 %	5.30 %	4.95 %	5.29 %	4.82 %
Adjusted average loan yield [(1)]	(b)/(d)	5.26 %	5.27 %	4.86 %	5.26 %	4.74 %
Net Interest Margin						
Net interest income	(e)	$ 367,326	$ 362,461	$ 341,679	$ 729,787	$ 668,372
Less: ASC 310-30 discount accretion income		(1,719)	(2,178)	(6,299)	(3,897)	(11,499)
Adjusted net interest income	(f)	$ 365,607	$ 360,283	$ 335,380	$ 725,890	$ 656,873
Average interest-earning assets	(g)	$ 39,461,101	$ 38,745,004	$ 35,767,808	$ 39,105,030	$ 35,641,438
Add: ASC 310-30 discount		19,909	21,639	29,997	20,769	32,017
Adjusted average interest-earning assets	(h)	$ 39,481,010	$ 38,766,643	$ 35,797,805	$ 39,125,799	$ 35,673,455
Net interest margin [(1)]	(e)/(g)	3.73 %	3.79 %	3.83 %	3.76 %	3.78 %
Adjusted net interest margin [(1)]	(f)/(h)	3.71 %	3.77 %	3.76 %	3.74 %	3.71 %

(1) Annualized.

EAST WEST BANK

19

Appendix: GAAP to Non-GAAP Reconciliation (cont’d) EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion. June 30, 2019 March 31, 2019 June 30, 2018 Stockholders’ equity (a) $ 4,734,593 $ 4,591,930 $ 4,114,284 Less: Goodwill (465,697) (465,697) (465,547) Other intangible assets (1) (18,952) (21,109) (25,029) Tangible equity (b) $ 4,249,944 $ 4,105,124 $ 3,623,708 Total assets (c) $ 42,892,358 $ 42,091,433 $ 38,043,196 Less: Goodwill (465,697) (465,697) (465,547) Other intangible assets (1) (18,952) (21,109) (25,029) Tangible assets (d) $ 42,407,709 $ 41,604,627 $ 37,552,620 Total stockholders’ equity to total assets ratio (a)/(c) 11.04% 10.91% 10.81% Tangible equity to tangible assets ratio (b)/(d) 10.02% 9.87% 9.65% (1) Includes core deposit intangibles and mortgage servicing assets. 20

Appendix: GAAP to Non-GAAP Reconciliation (cont’d) EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets, impairment charge related to DC Solar and the gain on the sale of the DCB branches; and the reversal of certain previously claimed tax credits related to DC Solar (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion. Three Months Ended June 30, 2019 March 31, 2019 June 30, 2018 Net Income $ 150,380 $ 164,024 $ 172,349 Add: Amortization of core deposit intangibles 1,152 1,174 1,373 Amortization of mortgage servicing assets 1,013 324 433 Tax effect of adjustments (2) (640) (443) (534) Tangible net income (e) $ 151,905 $ 165,079 $ 173,621 Add: Impairment charge related to DC Solar (3) — 6,978 — Less: Gain on sale of business — — — Tax effect of adjustment (2) — (2,063) — Add: Reversal of certain previously claimed tax credits related to DC Solar 30,104 — — Adjusted tangible net income (f) $ 182,009 $ 169,994 $ 173,621 Average stockholders’ equity $ 4,684,348 $ 4,537,301 $ 4,062,311 Less: Average goodwill (465,697) (465,559) (465,547) Average other intangible assets (1) (20,380) (21,860) (25,648) Average tangible equity (g) $ 4,198,271 $ 4,049,882 $ 3,571,116 Return on average tangible equity (4) (e)/(g) 14.51% 16.53% 19.50 % Adjusted return on average tangible equity (4) (f)/(g) 17.39% 17.02% 19.50% (1) Includes core deposit intangibles and mortgage servicing assets. (2) Applied statutory rate of 29.56%. (3) Included in Amortization of tax credit and other investments. (4) Annualized. 21